EXHIBIT 2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION THEREFROM. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

GRILL CONCEPTS, INC.

WARRANT TO PURCHASE 40,670 SHARES OF COMMON STOCK

Warrant No.: 6

Date of Issuance:  July 17, 2007

Grill Concepts, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CHARLES N. MATHEWSON TRUST, the registered holder hereof or its permitted assigns, is entitled, subject to the terms and conditions of this Warrant and of that certain Subscription Agreement, dated July 2, 2007 by and between the Company, the Selling Stockholders (as defined therein) and the holder (as such agreement may be amended, supplemented and modified from time to time, the “Subscription Agreement”), to purchase from the Company from time to time on or after the date hereof, upon delivery of the Exercise Delivery Documents (as defined below) to its principal office at 11661 San Vicente Blvd., Suite 404, Los Angeles, California 90049 (or such other location as the Company may advise the holder hereof in writing), at any time prior to 5:00 p.m., Pacific Time, on the Expiration Date (as defined below), 40,670 fully paid nonassessable shares of Common Stock (as defined below) of the Company at the Exercise Price per share provided in Section 1(d) of this Warrant, such Exercise Price and such number of shares of Common Stock to be delivered upon exercise of this Warrant being subject to adjustment as provided in Section 9 of this Warrant.  Capitalized terms used herein but not defined shall have the same meanings assigned to them in the Subscription Agreement.

Section 1. Definitions.  The following terms as used in this Warrant shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of Los Angeles, California are required by law to remain closed.

“Call Notice” has the meaning specified in Section 5 hereof.

“Common Stock” means (i) the common stock, par value $0.00004 per share, of the Company, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Distributed Assets” has the meaning specified in Section 7(c) hereof.

“DTC” has the meaning specified in Section 7(b) hereof.

“Eligible Market” means the Principal Market, the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market.

“Equity Conditions” means: (i) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination either (x) the Shelf Registration Statement (as defined in the Registration Rights Agreement (as defined below)) filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available for the resale of all of the Registrable Shares (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement or (y) all Registrable Shares shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on exercise contained herein); (ii) on each day during the period beginning three months prior to the applicable date of determination and ending and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Registrable Shares) is listed or designated for quotation on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed; (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered shares of Common Stock upon exercise of this Warrant to the holder (and to all Other Investors who hold warrants upon exercise thereof) on a timely basis as set forth in Section 2(a) hereof (and such other warrants) and all other shares of capital stock required to be delivered on a timely basis as set forth in Section 5.4 of the Subscription Agreement and the Other Agreements; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 2(e) hereof or the rules or regulations of the Eligible Market on which the Common Stock is then listed; (v) during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) the Shelf Registration Statement required to be filed pursuant to the Registration Rights Agreement not to be effective or the prospectus contained therein not to be available for the resale of at least all of the Registrable Shares in accordance with the terms of the Registration Rights Agreement or (2) any Common Stock issuable upon exercise of this Warrant or any warrant held by any Other Investor (as defined in the Subscription Agreement) not to be eligible for sale without restriction pursuant to Rule 144(k) under the Securities Act (as defined in the Subscription Agreement) and any applicable state securities laws (in each case, disregarding any limitation on exercise contained herein and therein, and, only in the case of clause (2), assuming that the required holding period under Rule 144(k) is met and the holder is not an affiliate of the Company (as defined under Rule 144 under the Securities Act ); (vii) the holder shall not be in (and no Other Investor shall be in) possession of material, non-public information provided to them by the Company or any of its affiliates; (viii) the Company otherwise shall have been in material compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document or any Other Agreement; and (ix) the Common Stock trades at a price equal to or greater than the Trigger Price (as defined below) (as adjusted for stock splits, combinations and the like).

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exercise Delivery Documents” has the meaning specified in Section 2(a) hereof.

“Exercise Notice” has the meaning specified in Section 2(a) hereof.

“Exercise Price” shall be equal to $8.05, subject to further adjustment as hereinafter provided.

“Expiration Date” means July 17, 2012 or, if such date does not fall on a Business Day, then the next Business Day.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or association and a government or any department or agency thereof.

“Principal Market” means the Nasdaq Capital Market.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Successor Entity” means the Person (or, if so elected by the holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

“Trading Day” shall mean (x) a day on which the Principal Market is open for business or (y) if the applicable security is not so listed on an Eligible Market or admitted for trading or quotation, a Business Day.

“Trading Price” of a security on any date of determination means:

(1) the closing sales price as reported by the Principal Market on such date;

(2) if such security is not listed for trading on the Principal Market on any such date, the closing sales price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(3) if such security is not listed on a U.S. national or regional securities exchange, the last price quoted by Interactive Data Corporation for such security on such date or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

(4) if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security on such date from at least two dealers recognized as market-makers for such security selected by the Company for this purpose; or

(5) if such security is not so quoted, the average of that last bid and ask prices for such security on such date from a dealer engaged in the trading of securities selected by the Company for this purpose.

“Transfer Agent” has the meaning specified in Section 2(a) hereof.

“VWAP” shall have the meaning specified in the Subscription Agreement.

“Warrant” means this Warrant and all warrants issued in exchange, transfer or replacement thereof.

“Warrant Date” has the meaning specified in Section 3 hereof.

“Warrant Register” has the meaning specified in Section 8 hereof.

“Warrant Shares” means all shares of Common Stock issuable upon exercise of this  Warrant.

The definition of certain other terms are specified in Section 9 hereof.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, including, without limitation, Section 2(c), this Warrant may be exercised by the holder hereof then registered as such on the books of the Company, in whole or in part, at any time on any Business Day prior to the Expiration Date by: (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto or a reasonable facsimile thereof (the “Exercise Notice”), to the Company and the Company’s designated transfer agent (the “Transfer Agent”), of such holder’s election to exercise all or a portion of this Warrant; and (ii) the payment of the aggregate Exercise Price to the Company by wire transfer or by certified bank check payable to the order of the Company in United States dollars or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined below) (the items to be delivered pursuant to clauses (i) and (ii) above collectively are referred to herein as the “Exercise Delivery Documents”); provided, however, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 of this Warrant shall be applicable. The holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder.  In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a) and Section 2(c), the Company shall, within three (3) Business Days after receipt of the Exercise Delivery Documents, (A) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder is entitled pursuant to such exercise to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise.  Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery the certificates evidencing such Warrant Shares.

If the Company shall fail, for any reason or for no reason, to issue to the holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the holder’s balance account with DTC for such number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of this Warrant (as the case may be), then, in addition to all other remedies available to the holder, and if on or after such third (3rd) Business Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock issuable upon such exercise that the holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other rights and remedies available to the holder, the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder a certificate or certificates representing such shares of Common Stock or credit the holder’s balance account with DTC for the number of shares of Common Stock to which the holder is entitled upon such holder’s exercise hereunder (as the case may be) and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the date of the Exercise Notice.

(b) Unless the rights represented by this Warrant shall not have taken effect, shall have expired or shall have been fully exercised, the Company shall, within five (5) Business Days after receipt of the Exercise Delivery Documents at the request of the holder, and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  Notwithstanding the foregoing, (i) execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and (ii) execution and delivery of the Exercise Notice for all of the then remaining Warrant Shares shall have the same effect as cancellation of the original Warrant after delivery of the Warrant Shares in accordance with the terms hereof. The holder and any assignee or transferee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the then-remaining number of Warrant Shares issuable hereunder may be less than the number of Warrant Shares stated on the first page of this Warrant. In no event shall the Company be liable to any assignee or transferee of this Warrant in the event the number of Warrant Shares to which such assignee or transferee claims it is entitled to hereunder exceeds the then-remaining number of Warrant Shares represented by this Warrant.

(c) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant or to distribute certificates evidencing such fractional shares.  If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Warrants so presented.  In lieu of any fractional shares, there shall be paid to the holder an amount of cash equal to the same fraction of the current market value of a share of Common Stock.  For purposes of this Section 2(c), the current market value of a share of Common Stock shall be the Trading Price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 2(e)(i) below), the holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
                                      B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the VWAP of the Common Stock for the five (5) Trading Day period immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the holder hereof to the extent (but only to the extent) that, if exercisable by the holder, the holder or any of its affiliates would beneficially own in excess of 4.90% (the “Maximum Percentage”) of the outstanding shares of Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-a-vis other convertible, exercisable or exchangeable securities owned by the holder) and of which warrants shall be exercisable (as among all warrants owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined by the holder in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. The holders of Common Stock shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Common Stock. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K or Form 10-KSB (as the case may be), Form 10-Q or Form 10-QSB (as the case may be), Current Report on Form 8-K or other public filing with the SEC (as defined in the Subscription Agreement) (as the case may be), (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the holder, the Company shall within one (1) Business Day confirm orally and in writing to the holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Subscription Agreement and the Other Agreements. By written notice to the Company, the holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.90% specified in such notice, provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

Section 3. Date; Duration. The issue date of this Warrant is July 17, 2007 (the “Warrant Date”).  This Warrant, in all events, shall be wholly void and of no effect at 5:00 pm Pacific Time on the Expiration Date.

Section 4. Taxes.

(a) The Company shall pay any and all documentary, stamp, transfer and other similar taxes that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder hereof or any of its affiliates, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Warrant Call.  At any time after a registration statement covering all the Registrable Shares has been declared effective by the Securities and Exchange Commission in accordance with the Registration Rights Agreement, dated as of July 17, 2007, by and among the Company, the investors party thereto and the placement agents party thereto (as such agreement may be amended, supplemented and modified from time to time, the “Registration Rights Agreement”), the Company, at its option, may on one occasion, upon written notice to the holder (the “Call Notice”), call up to one hundred percent (100%) of this Warrant if the Common Stock of the Company trades at a price equal to or greater than two (2) times the initial Exercise Price on the Warrant Date (the “Trigger Price”) (as adjusted for stock splits, combinations and the like) for twenty (20) consecutive Trading Days prior to the date the Company calls the Warrant. To be effective, the Call Notice must be given within ten (10) days after the aforementioned twenty (20) Trading Day period. The Call Notice shall state the date on which exercise shall be required (the “Required Exercise Date”), which shall be no less than thirty (30) days after the date of such notice (or, if such date is not a Business Day, on the next succeeding Business Day), provided that the Company shall not have the right to issue a Call Notice if the Equity Conditions are not satisfied on each day during the period commencing on the date of the Call Notice and ending on the Required Exercise Date and any such Call Notice issued in violation of the foregoing shall be invalid and of no force or effect. The rights and privileges granted pursuant to this Warrant with respect to such Warrant Shares subject to a valid Call Notice shall terminate if this Warrant is not exercised with respect to such Warrant Shares by the holder of such Warrant on or prior to the Required Exercise Date. In the event that this Warrant is not exercised by such holder on or prior to the Required Exercise Date with respect to the Warrant Shares subject to a valid Call Notice, the portion of this Warrant subject to such valid Call Notice shall expire at 5:00 p.m. eastern time on the Required Exercise Date and the Company will remit to such holder $0.01 per Warrant Share and a new Warrant certificate representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised or subject to a valid Call Notice upon such holder tendering to the Company the expired Warrant certificate. If the Company elects to issue a valid Call Notice with respect to any portion of this Warrant, then it must simultaneously take the same action in the same proportion with respect to all warrants originally issued to all Other Investors. If the Company does not comply with the immediately preceding sentence, then the Call Notice issued by the Company shall be invalid and of no force or effect.

Section 6. Warrant Holder Not Deemed a Stockholder.  Except as otherwise specifically provided herein, prior to the exercise of this Warrant represented hereby, the holder of this Warrant shall not be entitled, as such, to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders of the Company, and shall not be entitled to receive any notice of any proceedings of the Company.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7. [Intentionally Omitted]

Section 8. Ownership and Transfer.

The Company shall maintain at its principal executive offices or such other office or agency of the Company as it may designate by notice to the holder hereof, a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued.  Upon the transfer of this Warrant in accordance with the provisions of Section 7 hereof, the Company shall record the name and address of such new holder(s) as well as the name and address of each transferee.  The Company may treat the person in whose name this Warrant is registered on the Warrant Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

Section 9. Adjustment of Exercise Price and Number of Shares Issuable Upon Exercise Upon Certain Corporate Events.

The Exercise Price and the number of Warrant Shares issuable upon the exercise are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9.

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date of this Warrant fixed for such determination and (ii) the denominator shall be the sum of such number of shares of Common Stock referred to in (i) above plus the total number of shares constituting such dividend or other distribution. Such reduction in the Exercise Price shall become effective immediately after the opening of business on the day following the record date.  If any dividend or distribution of the type described in this Section 9(a) is declared but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would otherwise then be in effect if such dividend or distribution had not been declared.

(b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as applicable, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or other property (including cash or assets or securities, but excluding (i) dividends or distributions to which Section 9(a) applies, (ii) any dividend or distribution paid exclusively in cash, or (iii) any consideration distributed in connection with reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 10 of this Warrant applies (the foregoing hereinafter in this Section 9(c) called the “Distributed Assets”)), the Exercise Price shall be reduced so that the same shall be equal to the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which (i) the numerator shall be the Current Market Price (as defined in Section 9(d) of this Warrant) on such date less the fair market value (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive and set forth in a board resolution) on such date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date (as defined in Section 9(d) of this Warrant)), and (ii) the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date.

Such reduction in the Exercise Price shall become effective immediately prior to the opening of business on the day following the Record Date.  However, in the event the then fair market value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant (or any portion thereof) the amount of Distributed Assets such holder would have received had such holder converted this Warrant (or portion thereof) immediately prior to such Record Date (without regard to any limitations on exercise contained herein). In the event that such dividend or distribution is not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such dividend or distribution had not been declared.

If the Company’s Board of Directors determines the fair market value of any distribution for purposes of this Section 9(c) by reference to the actual trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 9(d) of this Warrant to the extent possible, unless a majority of the independent members of the Company’s Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the holders.

With respect to any rights that may be issued or distributed pursuant to any rights plan that the Company implements after the date of issuance of this Warrant (a “Rights Plan”), upon exercise of this Warrant into Common Stock, to the extent such Rights Plan is in effect upon such exercise, the holder of this Warrant will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock prior to the time of exercise), subject to the limitations set forth in any such Rights Plan.  In the event the holder receives such rights, there will be no adjustment to the Exercise Price or the number of shares issuable upon exercise of this Warrant pursuant to this Section 9(c).  In the event the holder does not or is not entitled to receive such rights upon exercise of this Warrant for any reason, then an adjustment shall be made to the Exercise Price to the extent provided for in the other provisions of this Section 9(c).

For purposes of this Section 9(c) and Section 9(a) of this Warrant, any dividend or distribution to which this Section 9(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9(a) of this Warrant apply (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price reduction required by Section 9(a) of this Warrant with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determination” and “Record Date” within the meaning of Section 9(a) of this Warrant, and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9(a) of this Warrant and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(d) For purposes of this Section 9, the following terms shall have the meaning indicated:

(1)  “Current Market Price” shall mean the closing price per share of Common Stock on the date immediately prior to the date in question.

(2)  “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(e) The Company may make such reductions in the Exercise Price, in addition to those required by Sections 9(a) or (b) of this Warrant, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(f) No adjustment in the Exercise Price shall be required under this Section 9 unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 9(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 9 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.  No adjustment need be made for a change in the no par value of the Common Stock.

(g) Notice to Holders of Warrants Prior to Certain Actions.  In case:

(1) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Exercise Price pursuant to this Section 9;

(2) of any Fundamental Transaction; or

(3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall cause to be provided to the holder of this Warrant at such address appearing in the Warrant Register at least ten (10) days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such Fundamental Transaction, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such Fundamental Transaction, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of the proceedings or actions described in clauses (1) through (3) of this Section 9(g).  In addition, whenever the Exercise Price is adjusted as provided in this Section 9, the Company shall prepare a notice of such adjustment of the Exercise Price setting forth the adjusted Exercise Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exercise Price to the holder of this Warrant at his last address in the Warrant Register within twenty (20) days following the effective date of such adjustment.  Failure to deliver such notice or any defect therein shall not effect the legality or validity of any such adjustment.

(h) In any case in which this Section 9 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 2(d) of this Warrant.

(i) Upon each adjustment of the Exercise Price pursuant to this Section 9, this Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of this Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment. The adjustment pursuant to this Section 9(i) to the number of Warrant Shares purchasable upon exercise of this Warrant shall be made each time an adjustment of the Exercise Price is made pursuant to this Section 9 (or would be made but for Section 9 of this Warrant).

(j) Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the date of the Subscription Agreement, the Company issues or sells, or in accordance with this Section 9(j) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company), other than Excluded Securities (as defined in the Subscription Agreement), for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Exercise Price under this Section 9(j), the following shall be applicable:

(i) Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(j)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 9(j)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 9(j), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 9(j)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 9(j) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company for each such security will be the VWAP of such security for the five (5) Trading Day Period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(vi) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9(j), unless waived in writing by the holder with respect to a particular adjustment, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(vii) Floor Price.  No adjustment pursuant to Section 9(j) shall cause the Exercise Price to be less than $7.00, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

(k) Other Events. In the event that the Company (or any direct or indirect subsidiary thereof) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the holder; provided that no such adjustment pursuant to this Section 9(k) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 9(k), provided further that if the holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s Board of Directors and the holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

Section 10. Effect of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur, namely (i) any reclassification, reorganization, recapitalization or other change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, statutory share exchange or combination of the Company with or into another Person (whether or not the Company is the surviving corporation) (other than as a result of a change in name, a change in par value or a change in the jurisdiction of incorporation, the sole purpose of which is a change in domicile), (iii) any sale, assignment, transfer, conveyance or other disposition of the properties and assets of the Company as, or substantially as, an entirety to any other Person, (iv) another Person is allowed to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (v) a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) in consummated with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination) or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock (each of the foregoing events in clauses (i) through (vi) being a “Fundamental Transaction”), then the Company or the Successor Entity, as the case may be, shall issue a replacement Warrant providing that this Warrant shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such Fundamental Transaction by a holder (an “Assumed Holder”) of a number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such Fundamental Transaction (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available for issuance upon exercise of all such Warrants and disregarding all limitations on exercise contained herein).  For purposes of determining what would be receivable by such Assumed Holder in such Fundamental Transaction in respect of such number of shares of Common Stock if such Fundamental Transaction provided election rights to holders of Common Stock as to the consideration to be received by them, then (i) such Assumed Holder will be deemed to have exercised election rights in the same proportion as the holder of this Warrant exercised any election rights with respect to the shares of Common Stock actually owned by the holder and entitling the holder to so exercise election rights, and (ii) if the holder of this Warrant did not actually own shares of Common Stock so that the holder was not entitled to exercise any such election rights, then such Assumed Holder will be deemed not to have exercised any election, and if the kind or amount of securities, cash or other property receivable upon such Fundamental Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised, then the form and type of consideration to be receivable by such Assumed Holder shall be deemed to be the kind and amount of securities, cash or other property receivable upon such Fundamental Transaction so receivable by a plurality of the non-electing shares.  Notwithstanding anything to the contrary in this Section 10, the holder hereof, and of such replacement Warrant, shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the Exchange Act and thereafter receivable upon exercise of this Warrant (or any such other warrant or replacement Warrant. Such replacement Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9 of this Warrant.  If, in the case of any such Fundamental Transaction, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock shall include shares of stock or other securities and assets of a Person other than the Successor Entity in such Fundamental Transaction, then such replacement Warrant shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holder of this Warrant as shall be deemed reasonably necessary by the holder.  The Exercise Price for the stock and other securities, property and assets (including cash) so receivable upon such event shall be an amount equal to the Exercise Price immediately prior to such event.

The Company shall mail such replacement Warrant to the holder of this Warrant, at such holder’s address appearing in the Warrant Register within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such replacement Warrant. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

The above provisions of this Section 10 shall similarly apply to successive or series of related Fundamental Transactions.

If this Section 10 applies to any event or occurrence, Section 9 of this Warrant shall not apply, provided that such other provisions shall continue to apply to all other issuances.

Section 11. Lost, Stolen, Mutilated or Destroyed Warrants.  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking reasonably acceptable to the Company (but not including a surety bond) (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

Section 12. Reservation of Common Stock.  The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 12, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. If, notwithstanding the foregoing, and not in limitation thereof, at any time while this Warrant is outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all of this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon the due exercise of this Warrant, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 13. Benefits.  Except as expressly set forth in Section 2(e), nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the holder of this Warrant) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

Section 14. Notice.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within United States by first-class registered or certified airmail, or nationally recognized overnight express courier (with next day delivery specified), postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile, upon electric confirmation of receipt, and shall be delivered as addressed as follows:

If to the Company:

Mr. Philip Gay
President and CEO
Grill Concepts, Inc.
11661 San Vicente Blvd, Suite 404
Los Angeles, California 90049
Facsimile: (310) 820-6530

with a copy to:

Michael W. Sanders, Esq.
20333 S.H. 249, Suite 600
Houston, Texas 77070
Facsimile: (832) 446-2424

If to the Transfer Agent:

Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Facsimile: (469) 633-0088

If to a holder of this Warrant, to it at the address and facsimile number set forth on the signature page to the Subscription Agreement or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries (as defined in the Subscription Agreement), the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K.

Section 15. Amendments.  This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and the holders of this Warrant.  Such amendment, change, waiver, discharge or termination shall be binding on the Company and all of the Warrant holder’s assignees and transferees.  No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision. If any warrant issued pursuant to any Other Agreement is amended or modified by the Company and any Other Investor, then the holder may, in its sole discretion, choose to have such amendment or modification apply to this Warrant by delivering written notice to the Company.

Section 16. Obligations Binding on Successors.  This Warrant will be binding upon any entity succeeding to the Company in one or a series of transactions by merger, consolidation or acquisition of all or substantially all of the Company’s assets or other similar transactions.

Section 17. Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

Section 18. Descriptive Headings.  The headings of this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be deemed to be jointly drafted by the Company and the holder and shall not be construed against any Person as the drafter hereof.

Section 19. Remedies.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder or its agent on its behalf.

Section 20. Noncircumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise contained herein).

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of day and year first above written.

GRILL CONCEPTS, INC.

By: __________________________________
Its: __________________________________

EXHIBIT A TO WARRANT

FORM OF EXERCISE NOTICE

The undersigned (“Warrantholder”) hereby irrevocably elects to exercise the right of purchase represented by the Warrant dated as of ________, 2007 (“Warrant”) for, and to purchase thereunder by ☐ payment of the Warrant Price with respect to _______________ shares of Common Stock (“Warrant Shares”) provided for therein or ☐ exercise by Cashless Exercise with respect to __________ Warrant Shares, and requests that certificates for the Warrant Shares be issued as follows:

_______________________________
Name
________________________________
Address
________________________________
________________________________
Federal Tax ID or Social Security No.

and delivered by	☐ certified mail to the above address, or
☐ electronically (provide DWAC Instructions:___________________), or
☐ other (specify: __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____	Signature:______________________________

Note: The signature must correspond with	______________________________
the name of the registered holder as written	Name (please print)
on the first page of the Warrant in every
particular, without alteration	______________________________
or any change whatever, unless the Warrant	______________________________
has been assigned.	Address
______________________________
Federal Identification or
Social Security No.

Assignee:
_______________________________
_______________________________
_______________________________

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ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [_______] to issue the above-indicated number of shares of Common Stock issuable upon exercise of the Warrant to the designated Warrantholder.

GRILL CONCEPTS, INC.

By: __________________________________
Its: __________________________________

A-2